UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

U.S. China Mining Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	1220	43-1932733
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17890 Castleton Street, Suite 112
City of Industry, California 91748
(626) 581-8878
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Acorn Corporate Services, Inc.
3225 McLeod Drive #110
Las Vegas, Nevada 89121
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________

The Commission is requested to mail copies of all orders, notices and communications to:

Thomas Wardell, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, NE, Suite 5300 Atlanta, Georgia 30308 Tel No.: (404) 527-4990 Fax No.: (404) 527-8890
____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
____________________

____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-172261) (the “Registration Statement”) of U.S. China Mining Group, Inc. (the “Company”) is being filed pursuant to the undertaking in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on March 24, 2011, to include the information contained in the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”) that was filed with the Securities and Exchange Commission on March 31, 2011 and (ii) Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Quarterly Report”) that was filed with the Securities and Exchange Commission on May 16, 2011.

The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein. Additionally, the “Selling Stockholders” section of the Prospectus is being revised to correct the shares beneficially owned by the holder of the Placement Agent Warrants.  The total number of shares held by such holders in the aggregate remains unchanged; however, the order of the listing of the shares beneficially owned by such holders has been corrected.  No other changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) and, accordingly, only the “Selling Stockholder” section of such Prospectus has been reprinted in Part I of this Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

Subject to completion, dated May 23, 2011

U.S. CHINA MINING GROUP, INC.

6,565,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,565,000 shares (the “Shares”) of our common stock, par value $0.001 per share, including (i) 3,870,000 shares of our common stock currently issued and outstanding, (ii) 20,000 shares of our common stock to be issued for services rendered on behalf of the Company upon the listing of the Common Stock on a national exchange, (iii) 1,875,000 shares of common stock issuable upon exercise of warrants issued to our investors (the “Investor Warrants”), (iv) 375,000 shares of our common stock issuable upon exercise of the warrants issued to our co-placement agents in the private placement (the “Agent Warrants”), (v) 280,000 shares of our common stock issuable upon exercise of warrants issued to investor relations firms (the “Investor Relations Warrants” and, together with the Investors Warrants and the Agent Warrants, the “Warrants”) and (vi) 95,000 shares issuable upon exercise of options issued pursuant to our 2009 Stock Incentive Plan (the “Options”). The Shares were issued to the selling stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

The selling stockholders may offer all or part of their Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the Shares by the selling stockholders, but we will receive funds from the exercise of the Warrants if and when those Warrants are exercised on a cash exercise basis. However, there is no assurance that such Warrants will be exercised. In addition, we will not receive any additional proceeds to the extent the Warrants are exercised on a cashless exercise basis. We are paying all of the registration expenses incurred in connection with the registration of the Shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the OTCBB under the symbol “SGZH”. On May 20, 2011, the last reported sale of our common stock quoted on the OTCBB was $4.00 per share.

The selling stockholders, and any broker-dealer executing sell orders on behalf of the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

Recent Developments

We have incorporated by reference into this prospectus the Annual Report on Form 10-K of U.S. China Mining Group, Inc. for the fiscal year ended December 31, 2010 and the Quarterly Report on Form 10-Q of U.S. China Mining Group, Inc. for the period ended March 31, 2011.  The information incorporated by reference to this prospectus supplement updates and supplements U.S. China Mining Group, Inc.’s Prospectus dated March 25, 2011 (the “Prospectus”).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Prospectus, as filed pursuant to Rule 424(b)(1) on March 25, 2011, to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is __________, 2011

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that we filed with the SEC on March 31, 2011;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2011 that we filed with the SEC on May 16, 2011;

By incorporating by reference our Annual Report and Quarterly Report we can disclose important information to you by referring you to our Annual Report which is considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request to the Company, the Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the Registration Statement but not delivered with the prospectus.  Such requests may be made to us at our offices located at 17890 Castleton Street, Suite 112, City of Industry, California 91748.  Additionally, the documents incorporated by reference may be accessed via our website at “http://www.uschinamining.com/.”

U.S. China Mining Group, Inc. is a public company and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document the Company files at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” You can read and copy reports and other information concerning U.S. China Mining Group at the offices of the Financial Industry Regulatory Authority located at 1735 K Street, Washington, D.C. 20006.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholders identified below. We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.  As of the date of this prospectus there are 38,154,340 shares of common stock issued and outstanding.

The following table sets forth:

●	the name of the selling stockholders,

●	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●
the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus (which includes the shares that would be issued on exercise of the warrants), and

●
the number and percentage of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

Euro Pacific Capital, Inc. and Luopan Capital, LLC are broker dealers and received the securities registered herein for their services to us acting as placement agent in our Private Placement.

Except for Euro Pacific Capital, Inc. and Luopan Capital, LLC, none of the selling stockholders is a broker dealer or an affiliate of a broker dealer.  None of the selling stockholders had any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

Other than Yvonne Zhang, our former Chief Financial Officer, and Elan Yaish, a current member of our Board of Directors, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years.  No other selling stockholder has had a material relationship with the Company except for (i) Euro Pacific Capital, Inc. and Luopan Capital, LLC, and their respective affiliates and employees, acting in their capacities as our placement agent, (ii) Greenview Capital, LLC, acting as consultant to the Company in connection with the Private Placement, (iii) Ms. Zhang, acting as a consultant to the Company in connection with the Private Placement and on an ongoing basis, and (iv) American Capital Ventures and Hayden International Communications, Inc., and their respective affiliates and employees, acting as consultants to the Company on investor relations matters.

We entered into Engagement Letter (the “Placement Agent Agreement”) with Euro Pacific Capital, Inc the “Placement Agents” on November 25, 2010 whereby Euro Pacific Capital, Inc. received as compensation for acting as placement agent in the Private Placement (i) a total cash fee and 8.5% of the proceeds raised from the Private Placement; and (ii) Agent Warrants to purchase up to 375,000 shares of common stock.  Pursuant to participating agent agreements by and among Euro Pacific Capital, Inc. and Luopan Capital, LLC, Luopan Capital, LLC received as compensation for acting as a co-agent in the Private Placement, solely out of the compensation paid to Euro Pacific Capital, Inc. as described above, (i) a cash fee in the amount of approximately $90,000; and (ii) Agent Warrants to purchase up to 18,750 shares of common stock at an exercise price of $6.80 per share.  Euro Pacific Capital, Inc. and Luopan Capital, LLC were responsible for raising the minimum offering amount of $8,000,000 of Units and were compensated as set forth above.  The funds in connection with the Private Placement were held with Escrow, LLC, acting as escrow agent, and were released to us upon the consummation of the closing under the SecuritiesPurchase Agreement.  We also entered into a letter agreement with Greenview Capital, LLC, pursuant to which Greenview Capital, LLC would receive 120,000 shares of Common Stock as consideration for providing consulting services on behalf of the Company in connection with the Private Placement and an additional 20,000 shares of Common Stock upon the listing of our Common Stock on a national exchange.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale, including those issuable on exercise of warrants. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered (2)	Number of Shares of Shares Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
Common Stock and Investor Warrants
ABRAMS PENSION PLAN 1, JACK (3)	15,000	15,000	0	0%
ADVANCED DERMATOLOGY ASSOC 401K (4)	22,500	22,500	0	0%
ALLSTATES DRYWALL INC EE S T (5)	18,750	18,750	0	0%
AMERMAN, MATTHEW C CARRIE (6)	18,750	18,750	0	0%
ANTHONY III, RICHARD P & KIMBERLY J (7)	18,750	18,750	0	0%
ARCHIBALD, JEFF (8)	18,750	18,750	0	0%
BACOLINI, VINCE (9)	37,500	37,500	0	0%
BACON TRUST, JAMES V (10)	30,000	30,000	0	0%
BARNEY REV TR, GERALD AND BEVERLY (11)	18,750	18,750	0	0%
BASLER LIVING TRUST, SARAH J (12)	18,750	18,750	0	0%
BEESON, CURTIS ANDREW & BRENDA BATENBURG (13)	15,000	15,000	0	0%
BELASCO, CHARLOTTE J (14)	18,750	18,750	0	0%
BENSON LIVING TRUST, NANCY L (15)	18,750	18,750	0	0%
BISHOP, ROBERT L TOD FRANCINE (16)	18,750	18,750	0	0%
BIZ, TONY & JEANNE C LIM (17)	15,000	15,000	0	0%
BRABENAC, CHARLES (18)	18,750	18,750	0	0%
BRADBURY IRRVOC TR, JOSH D (19)	30,000	30,000	0	0%
BRADBURY JR IRREV TRUST, JOSH D (20)	30,000	30,000	0	0%
BRADBURY REVOCABLE TRUST (21)	30,000	30,000	0	0%
BRADLEY ANESTHESIOLOGY PSP (22)	18,750	18,750	0	0%
BROWN SEP IRA, FBO JAMES CURTIS (23)	30,000	30,000	0	0%
BROWNE IRA, FBO PAT (24)	18,750	18,750	0	0%
BRUNZLICK MEDICAL SERVICES INC (25)	18,750	18,750	0	0%
BUCKTHORN LLC (26)	18,750	18,750	0	0%
BUKAMIER FAMILY TRUST (27)	18,750	18,750	0	0%
CARDILE SR, FRANK (28)	18,750	18,750	0	0%
CARROLL, TIMOTHY (29)	15,000	15,000	0	0%
CATHRO TRUST, ROBERT E (30)	28,125	28,125	0	0%
CLARK JR, DONALD GIRARD & DEBRA L (31)	18,750	18,750	0	0%
CLAUSSEN TRUST (32)	18,750	18,750	0	0%
CLEARPATH LLC (33)	18,750	18,750	0	0%
COLTRIN, JOANNE & ANDRE (34)	41,250	41,250	0	0%
COOPER, CAROL IMBT (35)	37,500	37,500	0	0%
CRANE TRUST, TIMOTHY R (36)	18,750	18,750	0	0%
CREWS SEP IRA, FBO TERRY ALAN (37)	30,000	30,000	0	0%
CYR, WILLIAM J (38)	18,750	18,750	0	0%
DAYBREAK SPECIAL SITUATIONS MASTER FUND (39)	187,500	187,500	0	0%
DIPAOLO WORTHINGTON FAMILY TRUST (40)	18,750	18,750	0	0%
DOMINGUEZ TRUST (41)	41,250	41,250	0	0%
DRELICK IRA, FBO STANLEY J (42)	18,750	18,750	0	0%
DREW & RASKIN P/S PLAN (43)	30,000	30,000	0	0%
DREYER JR, JAMES D (44)	37,500	37,500	0	0%
DUNKUM III IRA, FBO WILLIS (45)	18,750	18,750	0	0%
EARL, BENJAMIN R & JONEE D (46)	18,750	18,750	0	0%
EDSON ROLLOVER IRA, FBO RALPH DALE (47)	18,750	18,750	0	0%
EDWARDS, JONATHAN & VIRGINIA C ADAMS (48)	18,750	18,750	0	0%
ELLIS IRA - BDA NSPS BARBARA (49)	18,750	18,750	0	0%
EVERETT, BLAKE & LISA (50)	26,250	26,250	0	0%
FELDMAN, GEORGE (51)	67,500	67,500	0	0%
FINEGOLD REVOCABL, JACK & TAMI (52)	18,750	18,750	0	0%
FOREMAN TRUST, DEBORAH D (53)	18,750	18,750	0	0%
FOSS REV TR, ROBERT T & MARGARET (54)	18,750	18,750	0	0%
FRANKLIN FAMILY TRUST, BRUCE A (55)	26,250	26,250	0	0%
FRED HARPER LLC (56)	18,750	18,750	0	0%
FRIED FAMILY TRUST (57)	18,750	18,750	0	0%

FRIESEN, WALTER (58)	37,500	37,500	0	0%
GADOL DMD PSP (59)	15,000	15,000	0	0%
GALUZ JT LIVING TST, ALEXANDER & YANA (60)	22,500	22,500	0	0%
GARY MARDER DO TR ALLERGY DERMATOLOGY & SKIN INC (61)	18,750	18,750	0	0%
GHAI, VIVEK (62)	18,750	18,750	0	0%
GLASER JR ROLLOVER IRA, FBO DONALD T (63)	18,750	18,750	0	0%
GLEASON, KENNETH RAY (64)	15,000	15,000	0	0%
GLEASON, RANDELL SCOTT & MICHELE LEE (65)	15,000	15,000	0	0%
GREENVIEW CAPITAL, LLC (66)	140,000	140,000	0	0%
GRIFFIN UTMA OH, DANIEL J (67)	18,750	18,750	0	0%
GRIFFIN UTMA OH, MICHELLE E (68)	18,750	18,750	0	0%
GRIFFIN, JULIA L (69)	18,750	18,750	0	0%
GRIFFIN, SCOTT R (70)	18,750	18,750	0	0%
GROFF LIVING TRUST (71)	18,750	18,750	0	0%
GUAGLIARDO, LARRY (72)	75,000	75,000	0	0%
HANNON, TODD A & MICHELLE L (73)	27,000	27,000	0	0%
HARMS ROLLOVER IRA, FBO STEVEN PAUL (74)	18,750	18,750	0	0%
HEARST, BARBARA (75)	18,750	18,750	0	0%
HEIMANN LIVING TR, ROBERT K (76)	37,500	37,500	0	0%
HEINKING, MARY (77)	18,750	18,750	0	0%
HSIAO, CHIN (78)	18,750	18,750	0	0%
HUNTSINGER IRA, BDA NSPS BERT JUDE (79)	18,750	18,750	0	0%
JACKSON IRA, FBO ROYCE V (80)	28,125	28,125	0	0%
JOHNSON REV TRST, DOUGLAS WILLIAM (81)	18,750	18,750	0	0%
KARAMAOUN, NICOLAS (82)	18,750	18,750	0	0%
KASSIN, MARC (83)	22,500	22,500	0	0%
KEALY REVOCABLE TRUST, JOHN T (84)	15,000	15,000	0	0%
KERENYI, JUSTIN (85)	18,750	18,750	0	0%
KESSLER, CYNTHIA & JAMES (86)	18,750	18,750	0	0%
KIENE, HEIDI W & KEVIN (87)	15,000	15,000	0	0%
KINZUA INVESTMENT CLUB (88)	18,750	18,750	0	0%
KIRK, PATRICK & GLORIA (89)	37,500	37,500	0	0%
KK SWOGGER ASSET MANAGEMENT (90)	37,500	37,500	0	0%
KLEPPEN, ART & KIMBERLY (91)	18,750	18,750	0	0%
KLOECKNER, DARREL LEE (92)	18,750	18,750	0	0%
LADNER ROLLOVER IRA, FBO THOMAS AARON (93)	37,500	37,500	0	0%
LARSON FAMILY 2006 TRUST (94)	18,750	18,750	0	0%
LARSON, DAVID W & JENNIFER L (95)	18,750	18,750	0	0%
LEARY, LAWRENCE (96)	56,250	56,250	0	0%
LEWIS DECL OF TRUST, CINDY J (97)	18,750	18,750	0	0%
LONG, CAROLYN R (98)	18,750	18,750	0	0%
LUNDBERG ROLLOVER IRA, FBO GERSHOM (99)	30,000	30,000	0	0%
LUTTER ROTH IRA, FBO JAMES ALLEN (100)	22,500	22,500	0	0%
MACCABEE TRUST (101)	18,750	18,750	0	0%
MADARAZ IRA, FBO GEORGE (102)	18,750	18,750	0	0%
MARK R MITCHELL MD A MEDICAL CORP DBPP (103)	18,750	18,750	0	0%
MARTIN, MITCHELL & DEBORAH (104)	18,750	18,750	0	0%
MATULA FAMILY LP CLASS 2 A PARTNERSHIP (105)	30,000	30,000	0	0%
MAY, FRANCIS BRENT & JONEITA JEAN (106)	21,750	21,750	0	0%
MCCARTHY, JOSEPH & MIKI (107)	18,750	18,750	0	0%
MCHUGH, LAURA D (108)	18,750	18,750	0	0%
MCINTYRE TRUST, ROD (109)	37,500	37,500	0	0%
MCNAMEE, COREY SHANNON (110)	18,750	18,750	0	0%
MCPHERSON, J MARK (111)	37,500	37,500	0	0%

MEISTER NON-EXEMPT MARITAL TR (112)	30,000	30,000	0	0%
MIGAS IRA, FBO MARYANN (113)	18,750	18,750	0	0%
MJFIL LLC (114)	18,750	18,750	0	0%
MMH GROUP LLC (115)	75,000	75,000	0	0%
MOHR TRUST, EDWARD CHARLES (116)	18,750	18,750	0	0%
MONA ROLLOVER IRA, FBO GERALD (117)	18,750	18,750	0	0%
MOORE, RICHARD (118)	15,000	15,000	0	0%
MUELLER, SCOTT (119)	18,750	18,750	0	0%
MULLEN SEPERATE PRPRTY TR, PATRICK (120)	18,750	18,750	0	0%
MUNRO, PAMELA HARRINGTON (121)	18,750	18,750	0	0%
NAHUM, ANTHONY (122)	18,750	18,750	0	0%
NASS, IRA FBO TIMOTHY (123)	18,750	18,750	0	0%
NASS, ROLLOVER IRA FBO KENNETH HENRY (124)	41,250	41,250	0	0%
NEIBERG, MARY (125)	37,500	37,500	0	0%
NEXT VIEW CAPITAL, LP (126)	225,000	225,000	0	0%
NOBLES, VADA (127)	37,500	37,500	0	0%
OLSON FAMILY TRUST (128)	18,750	18,750	0	0%
O'NEILL, KEVIN P & SUZANNE ODELL (129)	18,750	18,750	0	0%
OSTERHAUS REV TR, MARK A (130)	18,750	18,750	0	0%
PARAGON CAPITAL, LP (131)	103,125	103,125	0	0%
PARKER, RUSSELL (132)	37,500	37,500	0	0%
PETERSON, TINA C & HENDRIKUS M SCHRAVEN (133)	18,750	18,750	0	0%
POINT AUX CHENES LLC (134)	18,750	18,750	0	0%
POM INVESTMENTS LLC (135)	37,500	37,500	0	0%
POTAPCHUK, RICHARD (136)	112,500	112,500	0	0%
QMI FERTILIZER & GRAIN INC (137)	18,750	18,750	0	0%
RAVENEL III, BRUCE WALKER (138)	150,000	150,000	0	0%
RAWLINGS, JASON L & LEANNE K (139)	18,750	18,750	0	0%
REISNER ROLLOVER IRA, FBO JEFFREY (140)	37,500	37,500	0	0%
RICE ROLLOVER IRA, FBO MARSHALL CARL (141)	37,500	37,500	0	0%
RICHARDS, ELIZABETH (142)	56,250	56,250	0	0%
ROZOV, YADIN (143)	18,750	18,750	0	0%
SANDERS FAM TR REV TR, GAYLE M & DEBORAH (144)	18,750	18,750	0	0%
SCHAIRER JR, HENRY LOUIS (145)	18,750	18,750	0	0%
SCHEIN VENTURES LLC (146)	18,750	18,750	0	0%
SCHIFF, PETER D (147)	60,000	60,000	0	0%
SCHORTMANN, PETER & SUSAN (148)	18,750	18,750	0	0%
SCHWARTZ, MIRIAM (149)	18,750	18,750	0	0%
SCOTT R LENNES IRA LLC (150)	15,000	15,000	0	0%
SCOTT, KENT & LAURA (151)	18,750	18,750	0	0%
SCULLY, DAVID ALAN (152)	18,750	18,750	0	0%
SCULLY, MICHAEL (153)	26,250	26,250	0	0%
SHEAHAN, JAMES A & MELODY K (154)	18,750	18,750	0	0%
SHIRA CAPITAL LLC (155)	75,000	75,000	0	0%
SIMONS, EDGAR (156)	26,250	26,250	0	0%
SMITH, STEVE (157)	18,750	18,750	0	0%
SORGE JR IRA, FBO PAUL E (158)	18,750	18,750	0	0%
SPADY, ROBERT NEAL & LINDA (159)	18,750	18,750	0	0%
SPIELMAN AND ELKIN REV TR (160)	18,750	18,750	0	0%
SPOLUM IRA, FBO DIANE D (161)	18,750	18,750	0	0%
STEFANIK REVOCABLE TRUST, AMY J (162)	37,500	37,500	0	0%
STEPHEN P MCCARRON P C PFT SHRING PL (163)	18,750	18,750	0	0%
SULLIVAN, CHARLES & CAROL (164)	18,750	18,750	0	0%
SURERUS IRA, FBO GERARD (165)	15,000	15,000	0	0%

SUTER FAMILY TRUST (166)	37,500	37,500	0	0%
TAMBORELLO ROLLOVER IRA, FBO JAMES A (167)	37,500	37,500	0	0%
TASLIMI, MEHRAN M (168)	262,500	262,500	0	0%
TASLIMI, SHIDAN (169)	262,500	262,500	0	0%
THIARA FAMILY TRUST (170)	18,750	18,750	0	0%
TISHERMAN FAMILY TRUST DTD 6/28/06 (171)	37,500	37,500	0	0%
TUMKO, OLEKSANDR & OKSANA (172)	18,750	18,750	0	0%
VAL EYE CARE MED GRP FBO STAFF (173)	37,500	37,500	0	0%
VDHF HOLDING CO (174)	37,500	37,500	0	0%
WAHL IRA, FBO HOWARD W (175)	37,500	37,500	0	0%
WALKER ROLLOVER IRA, FBO RUSSELL B (176)	18,750	18,750	0	0%
WARBERG OPPORTUNISTIC TRADING FUND (177)	28,125	28,125	0	0%
WARD, CLIFF (178)	18,750	18,750	0	0%
WEAVER, TIMOTHY M (179)	56,250	56,250	0	0%
WELSH, KERRY LEE & HELEN (180)	75,000	75,000	0	0%
WILEY FAMILY LIVING TRUST (181)	15,000	15,000	0	0%
YANO LOVING TRUST (182)	18,750	18,750	0	0%
ZINK ROLLOVER IRA, FBO PAUL HARPER (183)	22,500	22,500	0	0%
Placement Agent Warrants
LUOPAN CAPITAL LLC (184)	18,750	18,750	0	0%
MARS, GERALD L. (185)	26,250	26,250	0	0%
MCBEAN, WILLIAM G. (186)	110,000	110,000	0	0%
SCHIFF, PETER D. (187)	110,000	110,000	0	0%
TAN, THOMAS Z. (188)	110,000	110,000	0	0%
Investor Relations Warrants
AMERICAN CAPITAL VENTURES, INC. (189)	128,000	128,000	0	0%
CHIMERA STONE LLC (190)	3,000	3,000	0	0%
ECO INVESTOR GUIDE (191)	2,000	2,000	0	0%
HAYDEN COMMUNICATIONS INTERNATIONAL, INC. (192)	57,000	57,000	0	0%
KINGDOM BUILDING, INC. (193)	12,000	12,000	0	0%
LAI, JOHNNY (194)	2,000	2,000	0	0%
MAPLEHURST INVESTMENT GROUP, LLC (195)	65,000	65,000	0	0%
MILNER, LAUREN (196)	2,000	2,000	0	0%
PENG, FENG (197)	2,000	2,000	0	0%
POWELL, SCOTT (198)	2,000	2,000	0	0%
SASSO, DAVID (199)	5,000	5,000	0	0%
Option Holders
ELAN YAISH (200)	40,000	40,000	0	0%
ZHANG, YVONNE (201)	105,000	105,000	0	0%
TOTAL	6,565,000	6,565,000	0	0%

* The shares are owned by respective holders as joint tenants with right of survivorship.

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 18,902,582 shares of Common Stock outstanding as of March 16, 2011.

(2)	Includes the number of shares set forth opposite each Selling Stockholders’ name, and the number of shares that may be issued pursuant to the Warrants.
(3)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.

(4)	Consists of 15,000 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(5)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(6)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(7)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250shares of our Common Stock.
(8)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(9)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(10)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(11)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(12)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(13)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(14)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(15)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(16)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(17)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(18)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(19)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(20)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(21)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(22)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(23)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(24)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(25)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(26)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(27)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(28)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(29)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(30)	Consists of 18,750 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(31)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.

(32)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(33)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(34)	Consists of 27,500 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(35)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(36)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(37)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(38)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(39)	Consists of 125,000 shares of our Common Stock and 62,500 shares of our Common Stock underlying Warrants to purchase up to 62,500 shares of our Common Stock.
(40)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(41)	Consists of 27,500 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(42)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(43)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(44)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(45)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(46)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(47)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(48)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(49)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(50)	Consists of 17,500 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(51)	Consists of 45,000 shares of our Common Stock and 22,500 shares of our Common Stock underlying Warrants to purchase up to 22,500 shares of our Common Stock.
(52)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(53)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(54)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(55)	Consists of 17,500 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(56)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(57)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(58)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(59)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.

(60)	Consists of 15,000 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(61)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(62)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(63)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(64)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(65)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(66)
Consists of 120,000 shares of our Common Stock outstanding and 20,000 shares of our Common Stock to be issued to Greenview Capital, LLC upon the successful listing of our Common Stock on a national exchange.

(67)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(68)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(69)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(70)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(71)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(72)	Consists of 50,000 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(73)	Consists of 18,000 shares of our Common Stock and 9,000 shares of our Common Stock underlying Warrants to purchase up to 9,000 shares of our Common Stock.
(74)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(75)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(76)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(77)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(78)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(79)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(80)	Consists of 18,750 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(81)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(82)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(83)	Consists of 15,000 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(84)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(85)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(86)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(87)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.

(88)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(89)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(90)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(91)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(92)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(93)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(94)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(95)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(96)	Consists of 37,500 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(97)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(98)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(99)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(100)	Consists of 15,000 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(101)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(102)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(103)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(104)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(105)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(106)	Consists of 14,500 shares of our Common Stock and 7,250 shares of our Common Stock underlying Warrants to purchase up to 7,250 shares of our Common Stock.
(107)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(108)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(109)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(110)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(111)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(112)	Consists of 20,000 shares of our Common Stock and 10,000 shares of our Common Stock underlying Warrants to purchase up to 10,000 shares of our Common Stock.
(113)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(114)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(115)	Consists of 50,000 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.

(116)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(117)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(118)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(119)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(120)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock..
(121)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(122)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(123)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(124)	Consists of 27,500 shares of our Common Stock and 13,750 shares of our Common Stock underlying Warrants to purchase up to 13,750 shares of our Common Stock.
(125)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(126)	Consists of 150,000 shares of our Common Stock and 75,000 shares of our Common Stock underlying Warrants to purchase up to 75,000 shares of our Common Stock.
(127)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(128)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(129)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(130)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(131)	Consists of 68,750 shares of our Common Stock and 34,375 shares of our Common Stock underlying Warrants to purchase up to 34,375 shares of our Common Stock.
(132)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(133)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(134)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(135)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(136)	Consists of 75,000 shares of our Common Stock and 37,500 shares of our Common Stock underlying Warrants to purchase up to 37,500 shares of our Common Stock.
(137)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(138)	Consists of 100,000 shares of our Common Stock and 50,000 shares of our Common Stock underlying Warrants to purchase up to 50,000 shares of our Common Stock.
(139)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(140)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(141)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(142)	Consists of 37,500 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(143)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.

(144)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(145)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(146)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(147)	Consists of 40,000 shares of our Common Stock and 20,000 shares of our Common Stock underlying Warrants to purchase up to 20,000 shares of our Common Stock.
(148)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(149)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(150)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(151)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(152)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(153)	Consists of 17,500 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(154)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(155)	Consists of 50,000 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(156)	Consists of 17,500 shares of our Common Stock and 8,750 shares of our Common Stock underlying Warrants to purchase up to 8,750 shares of our Common Stock.
(157)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(158)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(159)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(160)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(161)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(162)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(163)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(164)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(165)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(166)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(167)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(168)	Consists of 175,000 shares of our Common Stock and 87,500 shares of our Common Stock underlying Warrants to purchase up to 87,500 shares of our Common Stock.
(169)	Consists of 175,000 shares of our Common Stock and 87,500 shares of our Common Stock underlying Warrants to purchase up to 87,500 shares of our Common Stock.
(170)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(171)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.

(172)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(173)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(174)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(175)	Consists of 25,000 shares of our Common Stock and 12,500 shares of our Common Stock underlying Warrants to purchase up to 12,500 shares of our Common Stock.
(176)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(177)	Consists of 18,750 shares of our Common Stock and 9,375 shares of our Common Stock underlying Warrants to purchase up to 9,375 shares of our Common Stock.
(178)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(179)	Consists of 37,500 shares of our Common Stock and 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(180)	Consists of 50,000 shares of our Common Stock and 25,000 shares of our Common Stock underlying Warrants to purchase up to 25,000 shares of our Common Stock.
(181)	Consists of 10,000 shares of our Common Stock and 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(182)	Consists of 12,500 shares of our Common Stock and 6,250 shares of our Common Stock underlying Warrants to purchase up to 6,250 shares of our Common Stock.
(183)	Consists of 15,000 shares of our Common Stock and 7,500 shares of our Common Stock underlying Warrants to purchase up to 7,500 shares of our Common Stock.
(184)	Consists of 18,750 shares of our Common Stock underlying Warrants to purchase up to 18,750 shares of our Common Stock.
(185)	Consists of 26,250 shares of our Common Stock underlying Warrants to purchase up to 26,250 shares of our Common Stock.
(186)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(187)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(188)	Consists of 110,000 shares of our Common Stock underlying Warrants to purchase up to 110,000 shares of our Common Stock.
(189)	Consists of 128,000 shares of our Common Stock underlying Warrants to purchase up to 128,000 shares of our Common Stock.
(190)
Consists of 1,500 shares of our Common Stock underlying Warrants to purchase up to 1,500 shares of our Common Stock to be issued by April 18, 2011, and 1,500 shares of our Common Stock underlying Warrants to purchase up to 1,500 shares of our Common Stock to be issued by October 18, 2011.

(191)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(192)
of (i) 8,500 shares of our Common Stock underlying Warrants to purchase up to 8,500 shares of our Common Stock to be issued by April 18, 2011, (ii) 8,500 shares of our Common Stock underlying Warrants to purchase up to 8,500 shares of our Common Stock to be issued by October 18, 2011 and (iii) 40,000 shares of our Common Stock underlying Warrants to purchase up to 40,000 shares of our Common Stock to be issued only in the event the Company’s Common Stock trades above $12.00 per share and achieves an average daily trading volume of 50,000 shares for thirty (30) days.

(193)
Consists of 6,000 shares of our Common Stock underlying Warrants to purchase up to 6,000 shares of our Common Stock to be issued by April 18, 2011, and 6,000 shares of our Common Stock underlying Warrants to purchase up to 6,000 shares of our Common Stock to be issued by October 18, 2011.

(194)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(195)	Consists of 65,000 shares of our Common Stock underlying Warrants to purchase up to 65,000 shares of our Common Stock.

(196)	Consists of 2,000 shares of our Common Stock underlying Warrants to purchase up to 2,000 shares of our Common Stock.
(197)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(198)
Consists of 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by April 18, 2011, and 1,000 shares of our Common Stock underlying Warrants to purchase up to 1,000 shares of our Common Stock to be issued by October 18, 2011.

(199)	Consists of 5,000 shares of our Common Stock underlying Warrants to purchase up to 5,000 shares of our Common Stock.
(200)	Consists of 40,000 shares of our Common Stock underlying Options to purchase up to 40,000 shares of our Common Stock.
(201)	Consists of 50,000 shares of our Common Stock outstanding and 55,000 shares of our Common Stock underlying Options to purchase up to 55,000 shares of our Common Stock.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person.  In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

EXPERTS

The consolidated financial statements of U.S. China Mining Group, Inc. and its subsidiaries as of December 31, 2010 and December 31, 2009, contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, have been audited by Goldman Kurland Mohidin LLP, an independent registered public accounting firm, as stated in their report dated March 28, 2011, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$4,221.86
Printing Fees	$1,500	*
Accounting fees	$7,500	*
Legal fees and expenses	$90,000	*
Total	$103,221.86	*

	* estimates

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Indemnification of Officers and Directors

The statutes, charter provisions, by-laws, contracts or other arrangements under which any of our controlling person, director or officer is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

(1)           Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes offer limitation of liability protection for officers and directors, indemnification protection of officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance to protect directors, officers, employees and agents. They generally provide that:

(a)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)           to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(2)           The Company’s articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of the Company shall be entitled to indemnification from the Company for acts or omissions taking place in connection with their activities in such capacities.

(3)           The Company’s by-laws provides indemnification rights to the Company’s officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

(4)           The Company has directors and officers insurance that insures our officers, directors or controlling persons against liabilities that may arise against them those capacities.

(5)           The Company is contractually obligated to indemnify one of its directors in connection with such director’s duties serving as our director pursuant to an indemnification agreement.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On January 7, 2011, we entered into the Private Placement Transaction pursuant a Securities Purchase Agreement with certain investors (the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc., as the Placement Agent (“Euro Pacific”).  Each Unit sold in the Private Placement is comprised of (i) one share of our common stock, par value $0.001 per share and (ii) a five-year warrant (the “Investor Warrant”) to purchase 0.5 shares of our Common Stock at a per share exercise price of $6.80 per share.

In connection with the closing of the Private Placement, we received net proceeds of $13,650,500 after payment of $1,349,500 of aggregate cash commissions to the Placement Agent and Luopan Capital LLC, as co-placement agent (collectively with Euro Pacific, the “Placement Agents”), and other offering expenses and related costs in connection with the Private Placement.  In addition, we issued to the Placement Agents and certain of their employees five-year warrants to purchase an aggregate of 375,000 shares of our Common Stock, at an exercise price of $6.80 per share (the “Agent Warrants”).

The Investor Warrants can be called by the Company for no consideration at any time after the shares of Common Stock underlying the Investor Warrants (the “Warrant Shares”) are registered for resale under an effective registration statement if the volume-weighted average trading price of the Common Stock for any 20 consecutive trading days equals or exceeds $12.00 per share and if the average trading volume during such 20-day period equals or exceeds $1,200,000.  The Investor Warrants and Agent Warrants may be exercised in cash or pursuant to a cashless exercise; however the Investor Warrants may only be exercised by cashless exercise if the Warrant Shares have not been registered for resale in an effective registration statement within twelve (12) months of their issuance. The exercise price of the Investor Warrants and the Agent Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

None of the Units, Investor Warrants or Agent Warrants, or the Common Stock issuable upon conversion or exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration.

In connection with the Private Placement, the Company, Euro Pacific and the Investors entered into a Registration Rights Agreement on January 7, 2011, the Company has agreed to register for resale the total number of shares of Common Stock underlying the Units sold in the Private Placement (including such shares that are issuable upon the exercise of Investor Warrants and Agent Warrants), on a registration statement to be filed with the SEC on or prior to forty-five (45) days from the closing date of the Private Placement.  The Company shall use its best efforts to have the registration statement declared effective within 150 days after the initial filing with the SEC or within 180 days if the registration statement is reviewed by the SEC.  The Company shall also maintain the effectiveness of the registration statement until all of the securities covered by the registration statement may be sold by the investors under Rule 144 without any restriction (including volume restrictions).

In the event the registration statement has not been filed or declared effective within the prescribed time period or if the Company has failed to maintain the effectiveness of the registration statement as required, the Company shall pay to the Investors liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period until the registration statement becomes effective, up to a maximum of 10.0%, and prorated for any period of less than 30 days.

The descriptions of the terms and conditions of the Securities Purchase Agreement, Investor Warrant, Agent Warrant and Registration Rights Agreement are qualified in their entirety by the full text of such documents, each of which is attached hereto as an Exhibit.

In connection with the Private Placement, on January 7, 2011, the Company issued 120,000 shares of Common Stock (the “Greenview Shares”) to Greenview Capital, LLC (“Greenview”) and 50,000 shares of Common Stock (the “Zhang Shares”) to Ms. Yvonne Zhang as consideration for services rendered by Greenview and Ms. Zhang, respectively, as a consultants to the Company with regards to the Private Placement.

The sale and issuance of the Units, Greenview Shares, Zhang Shares, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16.  Exhibits and Financial Statement Schedules

(a)

Exhibit Number	Description

2.1	Plan of Exchange, dated September 23, 2004 by which Heritage Companies, Inc. shall acquire Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si. (1)

2.2
Purchase and Sale Agreement By and Among Songzai Metal Products Co. Ltd and Songzai International Holding Group, Inc. (“Songzai”) covering the acquisition of certain assets formerly owned by Heihe Jinchang Coal Mine Co., Ltd. (2)

2.3
Stock Purchase Agreement dated as of December 31, 2007 by and among Songzai, Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”), and the holders of 100% of the equity interests of Hong Yuan and Sheng Yu (the “Xing An Shareholders”). (3)

2.4
Asset Purchase Agreement, dated as of May 19, 2010, by and among Erdos City Bayinmengke Liujiaqu Coal Co., Ltd., Erdos City Bayinmengke Investment Group Co., Ltd., Shan Li and Liying Wang, and Songzai International Holding Group Inc. (15)

3.1	Articles of Incorporation dated June 7, 2001. (4)

3.2	Articles of Exchange among Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si and the Company. (5)

3.3	Certificates of Amendments to Articles of Incorporation, dated October 23, 2003. (5)

3.4	Certificate of Amendment to Articles of Incorporation dated July 16, 2004. (4)

3.5	Certificate of Designation, Preference and Rights of Convertible Preferred Stock dated January 9, 2006. (4)

3.6	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on January 7, 2008. (6)

3.7	Amendment to Articles of Incorporation of the Company, dated as of July 1, 2010, changing the Company’s name to U.S. China Mining Group, Inc. (16)

3.8	the Company’s Second Amended and Restated By-laws (14)

4.1	Form of the Promissory Note issued to the Xing An Shareholders (7)

4.2	Form of Investor Warrant (17)

4.5	Form of Agent Warrant (17)

5.1	Legal Opinion of McKenna Long & Aldridge LLP (21)

10.1	Escrow Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and U.S. Bank (7)

10.2	Trust Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and Anping Cang (7)

10.3	U.S. China Mining Group, Inc. 2009 Stock Incentive Plan (12)

10.4	Employment agreement between the Company and Yvonne Zhang dated as of July 20, 2007. (7)

10.5	Form of amendment to employment agreement between the Company and Yvonne Zhang (8)

10.6	Form of employment agreement between the Company and Hongwen Li (9)

10.7	Form of non-statutory stock option agreement with Yvonne Zhang (11)

10.8	Form of non-statutory stock option agreement with Elan Yaish (11)

10.9	First Amendment to Employment Agreement, dated as of January 14, 2011, by and between Hongwen Li and the Company. (18)

10.10	Form of director offer letter to Guoqing Yue (9)

10.11	Form of director offer letter to Elan Yaish (10)

10.12	Form of indemnification agreement with Elan Yaish (10)

10.13	Form of director offer letter to Yanlin Qu and Shengchun Liu (10)

10.14	Securities Purchase Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific (17)

10.15	Registration Rights Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific. (17)

10.16	Employment agreement between the Company and Xinyu Peng dated as of March 11, 2011. (19)

14	Code of Ethics (10)

21	List of subsidiaries (7)

23.1	Consent of Independent Certified Auditor*

23.2	Consent of McKenna Long & Aldridge LLP (included in the opinion filed on Exhibit 5.1)

23.3	Consent of John T. Boyd Company, independent geologists (22)

24.1	Power of Attorney (20)

99.1	Coal Production Right Permit issued by the Heilongjiang Province Economy Committee, dated December 31, 2005. (4)

99.2	Safe Production Certificate issued by the Heilongjiang Coal Safety Inspection Bureau, dated February 16, 2006. (4)

99.3	Coal Mining Certificate No. 2300000520838 effective December 2005 (21)

99.4	Coal Mining Certificate No. C2300002009061120024549 effective April 29, 2010 (21)

*Filed herewith

(1)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on January 2, 2004

(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on April 8, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 7, 2008.

(4)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2006.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on May 14, 2004.

(6)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 10, 2008.

(7)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on April 10, 2008.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on June 10, 2008.

(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 19, 2008.

(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2009.

(11)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 13, 2009.

(12)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on April 17, 2009.

(13)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 30, 2009.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on December 4, 2009.

(15)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 25, 2010.

(16)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 16, 2010.

(17)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 12, 2011.

(18)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 18, 2011.

(19)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 14, 2011.

(20)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on February 14, 2011.

(21)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1/A filed on March 17, 2011.

(22)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 31, 2011.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Industry, State of California, on May 23, 2011.

U.S. CHINA MINING GROUP, INC

/s/ Hongwen Li
Name: Hongwen Li
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Guoqing Yue*	Chairman of the Board of Directors	May 23, 2011
Guoqing Yue

/s/ Hongwen Li	Chief Executive Officer and Director	May 23, 2011
Hongwen Li

/s/ Xinyu Peng	Chief Financial Officer	May 23, 2011
Xinyu Peng

/s/ Elan Yaish*	Director	May 23, 2011
Elan Yaish

/s/ Yanlin Qu*	Director	May 23, 2011
Yanlin Qu

/s/ Shengchun Liu*	Director	May 23, 2011
Shengchun Liu

 * Signed by Hongwen Li pursuant to his power-of-attorney

EXHIBIT INDEX

Exhibit Number	Description

2.1	Plan of Exchange, dated September 23, 2004 by which Heritage Companies, Inc. shall acquire Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si. (1)

2.2
Purchase and Sale Agreement By and Among Songzai Metal Products Co. Ltd and Songzai International Holding Group, Inc. (“Songzai”) covering the acquisition of certain assets formerly owned by Heihe Jinchang Coal Mine Co., Ltd. (2)

2.3
Stock Purchase Agreement dated as of December 31, 2007 by and among Songzai, Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”), and the holders of 100% of the equity interests of Hong Yuan and Sheng Yu (the “Xing An Shareholders”). (3)

2.4
Asset Purchase Agreement, dated as of May 19, 2010, by and among Erdos City Bayinmengke Liujiaqu Coal Co., Ltd., Erdos City Bayinmengke Investment Group Co., Ltd., Shan Li and Liying Wang, and Songzai International Holding Group Inc. (15)

3.1	Articles of Incorporation dated June 7, 2001. (4)

3.2	Articles of Exchange among Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Reng Gong Si and the Company. (5)

3.3	Certificates of Amendments to Articles of Incorporation, dated October 23, 2003. (5)

3.4	Certificate of Amendment to Articles of Incorporation dated July 16, 2004. (4)

3.5	Certificate of Designation, Preference and Rights of Convertible Preferred Stock dated January 9, 2006. (4)

3.6	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on January 7, 2008. (6)

3.7	Amendment to Articles of Incorporation of the Company, dated as of July 1, 2010, changing the Company’s name to U.S. China Mining Group, Inc. (16)

3.8	the Company’s Second Amended and Restated By-laws (14)

4.1	Form of the Promissory Note issued to the Xing An Shareholders (7)

4.2	Form of Investor Warrant (17)

4.5	Form of Agent Warrant (17)

5.1	Legal Opinion of McKenna Long & Aldridge LLP (21)

10.1	Escrow Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and U.S. Bank (7)

10.2	Trust Agreement dated as of April 4, 2008, by and among the Company, the Xing An Shareholders and Anping Cang (7)

10.3	U.S. China Mining Group, Inc. 2009 Stock Incentive Plan (12)

10.4	Employment agreement between the Company and Yvonne Zhang dated as of July 20, 2007. (7)

10.5	Form of amendment to employment agreement between the Company and Yvonne Zhang (8)

10.6	Form of employment agreement between the Company and Hongwen Li (9)

10.7	Form of non-statutory stock option agreement with Yvonne Zhang (11)

10.8	Form of non-statutory stock option agreement with Elan Yaish (11)

10.9	First Amendment to Employment Agreement, dated as of January 14, 2011, by and between Hongwen Li and the Company. (18)

10.10	Form of director offer letter to Guoqing Yue (9)

10.11	Form of director offer letter to Elan Yaish (10)

10.12	Form of indemnification agreement with Elan Yaish (10)

10.13	Form of director offer letter to Yanlin Qu and Shengchun Liu (10)

10.14	Securities Purchase Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific (17)

10.15	Registration Rights Agreement, by and among the Company, the Investors and, with respect to certain sections therein, Euro Pacific. (17)

10.16	Employment agreement between the Company and Xinyu Peng dated as of March 11, 2011. (19)

14	Code of Ethics (10)

21	List of subsidiaries (7)

23.1	Consent of Independent Certified Auditor*

23.2	Consent of McKenna Long & Aldridge LLP (included in the opinion filed on Exhibit 5.1)

23.3	Consent of John T. Boyd Company, independent geologists (22)

24.1	Power of Attorney (20)

99.1	Coal Production Right Permit issued by the Heilongjiang Province Economy Committee, dated December 31, 2005. (4)

99.2	Safe Production Certificate issued by the Heilongjiang Coal Safety Inspection Bureau, dated February 16, 2006. (4)

99.3	Coal Mining Certificate No. 2300000520838 effective December 2005 (21)

99.4	Coal Mining Certificate No. C2300002009061120024549 effective April 29, 2010 (21)

*Filed herewith

(1)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on January 2, 2004

(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on April 8, 2004.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 7, 2008.

(4)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2006.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on May 14, 2004.

(6)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 10, 2008.

(7)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on April 10, 2008.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on June 10, 2008.

(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 19, 2008.

(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 5, 2009.

(11)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 13, 2009.

(12)	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on April 17, 2009.

(13)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 30, 2009.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on December 4, 2009.

(15)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on May 25, 2010.

(16)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 16, 2010.

(17)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 12, 2011.

(18)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 18, 2011.

(19)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on March 14, 2011.

(20)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on February 14, 2011.

(21)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1/A filed on March 17, 2011.

(22)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 31, 2011.